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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 1997

BESICORP GROUP INC.

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(Exact name of Registrant as specified in its charter)


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New York                       0-9964            14-1588329
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(State or other                (Commission File  (I.R.S. Employer
jurisdiction of incorporation) Number)           Identification No.)


1151 Flatbush Road, Kingston, New York           12401
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(Address of principal executive offices)         (Zip Code)

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Registrant's telephone number, including area code: 914-336-7700

This document consists of 4 pages.

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ITEM 5. OTHER EVENTS

On or about May 2, 1996, certain officers, directors, employees, former employees of the Company and certain spouses and affiliates thereof, were served subpoenas by the U.S. Attorney's office for the production of document and/or potential testimony before a United States Grand Jury in White Plains, New York. The Company complied with the document request contained in the subpoena. On May 15, 1997 the United States District Court, Southern District, New York, returned an indictment against the Company and its Chairman, Chief Executive Officer and President, Michael F. Zinn, charging each with five counts of conspiring to violate the Federal campaign finance laws and making false statements in connection with the 1992 Congressional campaign of Maurice D. Hinchey.

On June 19, 1997 the Company and its Chairman, Chief Executive Officer and President, Michael F. Zinn, each entered guilty pleas to two felony counts in United States District Court for the Southern District of New York, White Plains, New York. The Company entered a guilty plea to one count of causing a false statement to be made to the Federal Election Commission ("FEC") and one count of filing a false tax return, both in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. Mr. Zinn similarly entered a guilty plea to one count of causing a false statement to be made to the FEC and one count of causing the filing of a false tax return in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. Both the Company and Mr. Zinn will be sentenced on September 19, 1997. The Company is uncertain as to what effect or consequences this development will have to its current or future business activities.

ITEM 5. EXHIBITS

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99.1 Press Release of the Company dated June 19, 1997


99.2 Press Release of William M. Brodsky, Esq., attorney to Mr. Zinn, dated June 19, 1997


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                       Besicorp Group Inc., Registrant


                       By: /s/ Steven G. Nachimson
                       Steven G. Nachimson
                       Assistant Corporate Secretary,
Date: June 25, 1997    Corporate Counsel


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